SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2003

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER EVENTS

On October 20, 2003, Hormel Foods Corporation entered into an unsecured 3-year revolving credit facility in the amount of $150,000,000, which replaces an existing $150,000,000 credit facility entered into on October 25, 2001.  The credit facility will be used for commercial paper backup and general corporate purposes excluding financing for any acquisition not approved by the board of directors of the target company.

Citicorp USA, Inc. is the administrative agent for the facility.  The lenders receive a fee for the availability of the facility.  Interest on funds borrowed under the facility will be charged at one of two variable rate formulas, to be selected by the Company.

A copy of the credit facility is included as Exhibit 10.1 hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	U.S. $150,000,000 Credit Agreement, dated as of October 20, 2003, between the Company, the banks identified on the signature pages thereof, and Citicorp USA, Inc., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	October 23, 2003	By	/s/ M. J. McCoy
M. J. McCOY
Executive Vice President And Chief Financial Officer

Dated:	October 23, 2003	By	/s/ J. N. Sheehan
J. N. SHEEHAN
Vice President and Controller

LIST OF EXHIBITS

NUMBER	DESCRIPTION OF DOCUMENT

10.1	U.S. $150,000,000 Credit Agreement, dated as of October 20, 2003, between the Company, the banks identified on the signature pages thereof, and Citicorp USA, Inc., as Administrative Agent

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